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                                                                    EXHIBIT 11.1

                                 BAYBANKS, INC.

          COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE

                        FOR THE QUARTERS ENDED MARCH 31
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                        1995          1994
                                                                     -----------   -----------
Primary:
Weighted average shares............................................  18,998,610    18,778,400
Common stock equivalents (CSE):
  Stock options....................................................     263,331       315,047
                                                                     ----------    ----------
Primary weighted average shares....................................  19,261,941    19,093,447
                                                                     ==========    ==========

Income before cumulative effect of accounting change...............  $   30,475    $   22,211
Less cumulative effect of accounting change........................          --           932
                                                                     ----------    ----------
Net income.........................................................  $   30,475    $   21,279
                                                                     ==========    ==========
Primary earnings per share:
     Income before cumulative effect of accounting change..........  $     1.58    $     1.16
     Less cumulative effect of accounting change...................          --          0.05
                                                                     ----------    ----------
     Net income....................................................  $     1.58    $     1.11
                                                                     ==========    ==========
Fully Diluted:
Weighted average shares............................................  18,998,610    18,778,400
Common stock equivalents (CSE):
  Stock options....................................................     263,331       315,047
Stock options not CSE..............................................      29,779         9,958
                                                                     -----------   -----------
Fully diluted weighted average shares..............................  19,291,720    19,103,405
                                                                     ===========   ===========

Income before cumulative effect of accounting change...............  $   30,475    $   22,211
Less cumulative effect of accounting change........................          --           932
                                                                     ----------    ----------
Net income.........................................................      30,475        21,279
                                                                     ==========    ==========
Fully diluted earnings per share:
     Income before cumulative effect of accounting change..........  $     1.58    $     1.16
     Less cumulative effect of accounting change...................          --          0.05
                                                                     ----------    ----------
     Net income....................................................  $     1.58    $     1.11
                                                                     ==========    ==========

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